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                                                                Exhibit (j)




                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                             ISSUER TENDER OFFER STATEMENT
       (Pursuant to Section 13(e)(1) of the Securities Exchange Act of 1934)

                                     Amendment No.3
                                  BOWATER INCORPORATED
                                     (Name of Issuer)

                                   BOWATER INCORPORATED
                         (Name of Person(s) Filing Statement)

     Depositary Shares, Each Representing a One-Fourth Interest in a Share of
        8.40% Series C Cumulative Preferred Stock, Par Value $1.00 Per Share,
                        $100 Liquidation Preference Per Share
                          (Title of Class of Securities)

                                      102183-605
                        (CUSIP Number of Class of Securities)

                                      Wendy C. Shiba
                        Secretary and Assistant General Counsel
                                    Bowater Incorporated
                                  55 East Camperdown Way
                                       P. O. Box 1028
                                    Greenville, SC 29602
                                       (803) 271-9337
                     (Name, Address and Telephone Number of Person
                   Authorized to Receive Notices and Communications
                     on Behalf of the Person(s) Filing Statement)

                                       Copy to:

                                   Eric B. Amstutz, Esq.
                                   Jo Watson Hackl, Esq.
                         Wyche, Burgess, Freeman & Parham, P.A.
                                   44 East Camperdown Way
                                        P. O. Box 728
                                     Greenville, SC 29602
                                        (803) 242-8200

                                        October 16, 1995
                        (Date Tender Offer First Published, Sent
                                or Given to Security Holders)

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                              CALCULATION OF FILING FEE




         TRANSACTION VALUATION*                      AMOUNT OF FILING FEE**


                  $ 94,755,000.00                             $ 18,955.00





 * Assumes purchase of 3,400,000 Depositary Shares at $27.875 per Depositary Share.
** Calculated based on the transaction valuation multiplied by one-fiftieth of one percent.

[x] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:     $18,955.00 Filing Party: Bowater Incorporated

Form or Registration No.:   Schedule 13E-4  Date Filed:      October 16, 1995








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         This Amendment No. 3 dated November 22, 1995, amends the Issuer Tender
Offer Statement (the "Schedule 13E-4") filed with the Securities and Exchange Commission on October 16, 1995 by Bowater Incorporated, a Delaware corporation (the "Company"), as previously amended by Amendment No. 1 filed with the Commission on November 15, 1995, and Amendment No. 2 filed with the Commission on November 17, 1995, in connection with the Company's offer to purchase any and all of the outstanding Depositary Shares (the "Depositary Shares"), each representing a one-fourth interest in a share of its 8.40% Series C Cumulative Preferred Stock, par value $1.00 per share, liquidation preference $100.00 per share (the "Series C Cumulative Preferred Stock"), at a price of $ 27.875 per Depositary Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 16, 1995 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer") (except that notwithstanding any information contained in the Offer to Purchase and the Letter of Transmittal, the Company will not pay a solicitation fee to a Soliciting Dealer (as defined in the Offer to Purchase) in respect of Depositary Shares registered in the name of the Soliciting Dealer unless the Depositary Shares are held by the Soliciting Dealer as nominee and the Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or on the Notice of Solicited Tenders (included in the materials provided to brokers and dealers)), copies of which were attached to the Schedule 13E-4 as Exhibits
(a)(1) and (a)(2), respectively.

         The following information amends the information previously included in the Schedule 13E-4.

ITEM 8.           ADDITIONAL INFORMATION.


         (e) Reference is hereby made to the Offer to Purchase and the related Letter of Transmittal, copies of which are attached to the Schedule 13E-4 as Exhibits (a)(1) and (a)(2), respectively, and incorporated in their entirety herein by reference, except that notwithstanding any information contained in the Offer to Purchase and the Letter of Transmittal, the Company will not pay a solicitation fee to a Soliciting Dealer (as defined in the Offer to Purchase) in respect of Depositary Shares registered in the name of the Soliciting Dealer unless the Depositary Shares are held by the Soliciting Dealer as nominee and the Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or on the Notice of Solicited Tenders (included in the materials provided to brokers and dealers).

         The Offer expired at 12:00 midnight, Eastern Standard Time, on November 15, 1995. The exact number of Depositary Shares acquired pursuant to the Offer was 2,342,727. As indicated in Section 1 of the Offer to Purchase, the Company may, in its sole discretion, subsequent to November 30, 1995 (ten business days after the termination of the Offer), determine to purchase any remaining Depositary Shares through privately negotiated transactions, open market purchases, another tender offer or otherwise, on such terms and at such prices as the Company may determine from time to time.



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                                   S I G N A T U R E

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.



                              BOWATER INCORPORATED



                                     By:      /s/ David G. Maffucci
                                             Name: David G. Maffucci
                                            Title: Senior Vice President - Chief
                                                Financial Officer and Treasurer

Dated: November 22, 1995

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